UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 28, 2017

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road
Southfield, Michigan		48034-8339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 28, 2017, Credit Acceptance Corporation (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) executed the Third Amendment to Sixth Amended and Restated Credit Agreement and Extension Agreement (“Third Amendment and Extension Agreement”) dated as of June 28, 2017, among the Company, the other banks which are parties thereto from time to time (collectively, the “Banks”), and Comerica Bank as Administrative Agent and Collateral Agent for the Banks. The Third Amendment and Extension Agreement extended the maturity of our revolving secured line of credit facility with a commercial bank syndicate from June 22, 2019 to June 22, 2020. We have also increased the amount of the facility from $310.0 million to $345.0 million until June 22, 2019, when the amount of the facility will decrease to $300.0 million. There were no other material changes to the terms of the facility.

As of June 28, 2017, we did not have a balance outstanding under the facility.

Item 8.01 Other Events.

On June 28, 2017, we issued a press release announcing the execution of the Third Amendment and Extension Agreement. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.80
Third Amendment to Sixth Amended and Restated Credit Agreement and Extension Agreement dated as of June 28, 2017 among the Company, the Banks which are parties thereto from time to time, and Comerica Bank as Administrative Agent and Collateral Agent for the Banks.

99.1	Press Release dated June 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: June 30, 2017	By:	/s/ Douglas W. Busk
Douglas W. Busk
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.80
Third Amendment to Sixth Amended and Restated Credit Agreement and Extension Agreement dated as of June 28, 2017 among the Company, the Banks which are parties thereto from time to time, and Comerica Bank as Administrative Agent and Collateral Agent for the Banks.

99.1	Press Release dated June 28, 2017